AVATAR

FOR IMMEDIATE RELEASE
Contact :
Avatar Holdings Inc.
201 Alhambra Circle
Coral Gables, FL 33134
Juanita I. Kerrigan
(305) 442-7000

AVATAR REPORTS 2010 RESULTS

Coral Gables, FL — March 16, 2011 — Avatar Holdings Inc. (NASDAQ-AVTR) today reported a net loss for 2010 of $35,108,000 ($3.07 per share, diluted) on revenues of $59,138,000 compared with a net loss for 2009 of $28,983,000 ($3.11 per share, diluted) on revenues of $73,501,000.

During the year ended December 31, 2010, we closed on 184 homes, a 20% decrease from the 230 homes closed during the year ended December 31, 2009. Dollar volume decreased by 17% to $37,109,000, compared to $44,827,000 for the year ended December 31, 2009.

The number of housing contracts signed, net of cancellations, for the year ended December 31, 2010 decreased by 16% to 168, compared to 199 for the year ended December 31, 2009. The dollar volume of contracts signed increased by 2% compared to the year ended December 31, 2009, to $35,043,000, compared to $34,218,000.

The number of units in backlog was 43 at December 31, 2010, compared to 25 at December 31, 2009. The aggregate dollar volume of our backlog at December 31, 2010 was $11,409,000, compared to $5,469,000 at December 31, 2009.

Avatar’s assets at December 31, 2010 totaled $545,451,000, of which $115,502,000 was cash, compared to $594,719,000 at December 31, 2009, of which $217,132,000 was cash. Total indebtedness as of December 31, 2010 was $77,057,000, compared to $119,002,000 as of December 31, 2009. Stockholders’ equity at December 31, 2010 was $430,045,000, compared to $444,101,000 at December 31, 2009.

At December 31, 2010, there were 12,900,626 shares of Avatar Common Stock outstanding with a book value of $33.34 per share.

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Avatar Holdings Inc. is engaged in real estate operations in Florida and Arizona. Avatar’s principal operations are conducted at Poinciana, Solivita and Bellalago in central Florida near Orlando; at Seasons at Tradition in Port St. Lucie, Florida; and at the recently-acquired active adult community of CantaMia in Goodyear, Arizona. Avatar’s common shares trade on NASDAQ under the symbol AVTR.

Certain statements discussed herein or made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, the stability of certain financial markets; disruption of the credit markets and reduced availability and more stringent financing requirements for commercial and residential mortgages of all types; the number of investor and speculator resale homes for sale and homes in foreclosure in our communities and in the geographic areas in which we develop and sell homes; the increased level of unemployment; the decline in net worth and/or of income of potential buyers; the decline in consumer confidence; the failure to successfully implement our business strategy (including our intention to focus primarily on the development of active adult communities in the future); shifts in demographic trends affecting demand for active adult and primary housing; the level of immigration and migration into the areas in which we conduct real estate activities; our access to financing; construction defect and home warranty claims; changes in, or the failure or inability to comply with, government regulations; the failure to successfully integrate acquisitions into our business, including our recent JEN transaction; and other factors as are described in the Company’s filings with the Securities and Exchange Commission, including under the caption “Risk Factors” included in its Annual Report on Form 10-K for the year ended December 31, 2010. At least 80% of active adult homes are intended for occupancy by at least one person 55 years or older. Readers are cautioned not to place undue reliance on any forward-looking statements contained herein or therein, which reflect management’s opinions only as of the date thereof.

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AVATAR HOLDINGS INC. AND SUBSIDIARIES
Selected financial data for the years ended December 31, 2010 and 2009
(Dollars in thousands except per share data)

	2010	2009
Revenues	$59,138	$73,501
Loss before income taxes	$(36,057)	$(61,843)
Income tax benefit (expense)	$375	$32,860
Net loss attributable to non-controlling interests	$574	—
Net loss	$(35,108)	$(28,983)
Basic and Diluted EPS	$(3.07)	$(3.11)
Total assets	$545,451	$594,719
Cash and cash equivalents	$115,502	$217,132
Total Stockholders’ equity	$430,045	$444,101
Stockholders’ equity per share	$33.34	$39.11